UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2016

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holdders.

The Annual Meeting of Stockholders (the "Annual Meeting") of U.S. Physical Therapy, Inc. (the "Company") was held on May 17, 2016. At the Annual Meeting, the Company's stockholders approved the four proposals, one of which is non-binding, which are described in detail in the company's definitive proxy statement dated April 7, 2016 ("Definitive Proxy"). Absentions and broker non-votes were counted for purposes of determining whether a quorom was present.

The resulats are as follows:

Proposal 1 - Election of ten directors to serve until the next annual meeting of stockholders.

		Votes	Broker
Nominees	Votes For	Withheld	Non-Votes
Jerald L. Pullins	11,039,124	90,628	436,710
Christopher J. Reading	11,037,126	92,626	436,710
Lawrance W. McAfee	9,729,506	1,400,246	436,710
Mark J. Brookner	10,850,105	279,647	436,710
Harry S. Chapman	11,073,442	56,310	436,710
Bernard A. Harris, Jr.	11,019,291	110,461	436,710
Marlin W. Johnston	10,849,585	280,167	436,710
Edward L. Kuntz	11,073,416	56,336	436,710
Regg E. Swanson	11,042,534	87,218	436,710
Clayton K. Trier	11,041,306	88,446	436,710

    Proposal 2 - Advisory vote to approve named executive officer compensation.

	Votes	Votes	Broker
Votes For	Against	Abstaining	Non-Votes
10,795,859	327,853	6,040	436,710

    Proposal 3 - Approval of the Amendment to the Amended and Restated 2003 Stock Incentive plan.

	Votes	Votes	Broker
Votes For	Against	Abstaining	Non-Votes
10,184,950	937,862	6,940	436,710

    Proposal 4 - Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016.

	Votes	Votes
Votes For	Against	Abstaining
11,281,554	282,063	2,845

With respect to proposal 1, broker non-votes were not treated as a vote for or against any particular nominee and did not affect the outcome of the election of directors. With Proposal 2 and Proposal 3, broker non-votes did not have any effect on the outcome of the vote.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: May 17, 2016	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)